EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter Ended July 31, 2015
of Urstadt Biddle Properties Inc.

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), does hereby certify, to the best of such officer's knowledge, that:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2015 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 4, 2015
/s/ Willing L. Biddle
President and
Chief Executive Officer

Dated:	September 4, 2015
/s/ John T. Hayes
Senior Vice President and
Chief Financial Officer

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.